UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2019, Reed’s, Inc. (the “Company”), acting pursuant to authorization from its Board of Directors, is planning to voluntarily withdraw the principal listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from the NYSE American, LLC (“NYSE”) and to transfer the listing to The Nasdaq Stock Market, LLC (“Nasdaq”). The Company expects that listing and trading of its common stock on the NYSE will end at market close on May 9, 2019, and that trading will begin on the Nasdaq Capital Market at market open on May 10, 2019 under the stock symbol “REED”.

The Company issued a press release in connection with the transfer of the principal listing of the Common Stock to Nasdaq. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 3.01 shall be deemed to be furnished, and not filed:

99.1 Press release of Reed’s Inc. dated April 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: April 30, 2019	By:	/s/ Iris Snyder
Iris Snyder
Chief Financial Officer